EXHIBIT 31.2

CERTIFICATION

I, Cecilia Welch, Chief Financial Officer of BIO-key International, Inc. certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of BIO-key International, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 20, 2020

/s/ Cecilia Welch
Cecilia Welch
Chief Financial Officer